Exhibit 99.1

			Joint Filer Information

This statement on Form 3 is filed by Blackstone Management Associates IV L.L.C., Blackstone Capital Partners IV L.P., Blackstone Family Investment Partnership IV-A L.P., Blackstone Capital Partners IV-A L.P., Peter G. Peterson and Stephen A. Schwarzman. The principal business address of each of the Reporting Persons is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

Name of designated filer: Blackstone Management Associates IV L.L.C. Date of Event Requiring Statement: November 10, 2004
Issuer Name and Ticker or Trading Symbol: Nalco Holding Company (NLC)

BLACKSTONE CAPITAL PARTNERS IV L.P.

By:	Blackstone Management Associates IV L.L.C.,
	its General Partner


	By:	/s/ Chinh E. Chu
		Name: Chinh E Chu
		Title:   Member

BLACKSTONE CAPITAL PARTNERS IV-A L.P.

By:	Blackstone Management Associates IV L.L.C.,
	its General Partner


	By:	/s/ Chinh E. Chu
		Name: Chinh E Chu
		Title:   Member

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV-A L.P.

By:	Blackstone Management Associates IV L.L.C.,
	its General Partner

	By:	/s/ Chinh E. Chu
		Name: Chinh E Chu
		Title:   Member


Peter G. Peterson
/s/ Peter G. Peterson


Stephen A. Schwarzman
/s/ Stephen A. Schwarzman